Exhibit 99.1

Investor Contact:	Jessica Hazel
(615) 235-4367

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS THIRD QUARTER FISCAL 2022 RESULTS

Board declares $1.30 quarterly dividend per share and authorizes new share repurchase program of up to $200 million

LEBANON, Tenn. – June 7, 2022 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the third quarter of fiscal 2022 ended April 29, 2022.

Third Quarter Fiscal 2022 Highlights

•	The Company reported third quarter total revenue of $790.2 million. Compared to the prior year third quarter, total revenue increased 10.8%.

o	Comparable store restaurant sales increased 10.9%, while comparable store retail sales increased 9.7%.

•	GAAP operating income for the third quarter was $30.5 million, or 3.9% of total revenue, and adjusted[1] operating income was $33.6 million, or 4.3% of total revenue.

•	GAAP net income was $27.5 million, or 3.5% of total revenue. EBITDA[1] was $59.6 million, or 7.5% of total revenue.

•	GAAP earnings per diluted share were $1.19, and adjusted[1] earnings per diluted share were $1.29.

•	The Company paid $30.3 million in dividends and repurchased $39.2 million in shares for a total of $69.5 million returned to shareholders in the third quarter, as part of a total $158.3 million returned to shareholders year-to-date.

•	The Company announced that its Board of Directors declared a regular quarterly dividend of $1.30 per share and authorized a new share repurchase program of up to $200 million of the Company’s outstanding common stock.

Commenting on the third quarter results Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “A challenging macro environment, including deteriorating consumer sentiment and high inflationary pressures, impacted both our top and bottom lines in the third quarter. Despite these challenges, our teams worked hard to deliver on our mission of Pleasing People and continue our strong retail and off-premise performance. Going forward, we are pursuing a variety of strategic initiatives to grow the business, including focusing on store-level execution to provide a superior guest experience, expanding Maple Street Biscuit Company, and positioning Cracker Barrel to be even more attractive to both our core guests as well as a broader audience. Despite the challenges of the present environment, we are optimistic that these initiatives will position us well for future growth, and I’m confident that our teams will deliver them for the benefit of our guests and our shareholders.”

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Cracker Barrel Reports Third Quarter Fiscal 2022 Results

June 7, 2022

Third Quarter Fiscal 2022 Results

Revenue

The Company reported total revenue of $790.2 million for the third quarter of fiscal 2022, representing an increase of 10.8% compared to the third quarter of fiscal 2021, and an increase of 6.8% compared to the third quarter of 2019. Cracker Barrel comparable store restaurant, retail, and total sales compared to the third quarter of fiscal 2021 and versus the third quarter of fiscal 20192 were as follows:

	Versus FY21 Comparable Period	Versus FY19 Comparable Period[2]
	Third Quarter Ended 4/29/22	Third Quarter Ended 4/29/22
Comparable restaurant sales	10.9%	1.3%
Comparable retail sales	9.7%	21.6%
Comparable total store sales	10.7%	4.9%

Operating Income

GAAP operating income for the third quarter was $30.5 million, or 3.9% of total revenue, a 42.0% decrease compared to prior year quarter GAAP operating income of $52.5 million, or 7.4% of total revenue. Excluding the approximately $3.2 million in non-cash amortization related to the gains on the previously disclosed sale and leaseback transactions, adjusted1 operating income for the third quarter was $33.6 million, or 4.3% of total revenue, a 39.6% decrease compared to the prior year quarter adjusted1 operating income of $55.7 million, or 7.8% of total revenue. As a percentage of total revenue, the unfavorable variance to the prior year period is primarily due to elevated inflation, as well as increased restaurant management headcount and improved hourly staffing levels.

Net Income and EBITDA

GAAP net income for the third quarter was $27.5 million, or 3.5% of total revenue, a 17.8% decrease compared to prior year quarter GAAP net income of $33.5 million, or 4.7% of total revenue. EBITDA1 was $59.6 million, or 7.5% of total revenue, a 28.1% decrease compared to the prior year quarter EBITDA1 of $82.8 million, or 11.6% of total revenue.

Earnings per Diluted Share

GAAP earnings per diluted share for the third quarter were $1.19, a 15.6% decrease compared to the prior year quarter GAAP earnings per diluted share of $1.41. Adjusted1 earnings per diluted share were $1.29, a 14.6% decrease compared to the prior year quarter adjusted1 earnings per diluted share of $1.51.

Quarterly Dividend and Share Repurchase Authorization

The Company announced that its Board of Directors declared a quarterly dividend of $1.30 per share on the Company’s common stock. The quarterly dividend is payable on August 5, 2022 to shareholders of record as of July 15, 2022. Additionally, the Company’s Board of Directors authorized a new share repurchase program of up to $200 million of the Company’s outstanding common stock, which replaced the remaining portion under the prior authorization.

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Cracker Barrel Reports Third Quarter Fiscal 2022 Results

June 7, 2022

Maple Street Biscuit Company Leadership Update

The Company announced that John Maguire joined Maple Street Biscuit Company as its President on May 16, 2022.

Mr. Maguire has more than 30 years of leadership experience in the restaurant industry, including as Executive Vice President and Chief Operating Officer of Panera Bread.

Fiscal 2022 Fourth Quarter Outlook

The Company anticipates the near-term consumer environment will remain challenged due to high inflation and lower consumer confidence especially for the age sixty-five-plus consumer group. Additionally, the Company expects operating margins in the fourth quarter to be adversely impacted by commodity, wage, and other operating expenses inflation. Taking these and other factors into account, the Company anticipates fourth quarter 2022 revenue to be approximately 8.0% above the prior year fourth quarter, and fourth quarter 2022 adjusted1 operating income margin to be in the range of 4.0% to 4.5% of total revenue.

Additionally for the fourth quarter of fiscal 2022, the Company expects:

▪	Commodity inflation of 16% to 18% and wage inflation of 8% to 10%;

▪	Capital expenditures of approximately $30 million;

▪	An effective tax rate of approximately 8%; and

▪	The opening of six new Maple Street Biscuit Company units, bringing the total new store count for fiscal 2022 to 10 Maple Street Biscuit Company locations.

The Company reminds investors that its outlook for fiscal 2022 reflects a number of assumptions, many of which are outside the Company’s control.

1 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-basis operating results to non-GAAP operating results section of this release.

2 For the purpose of comparing to fiscal 2019, comparable stores are defined as restaurants open a full six months prior to the beginning of the FY19 baseline comparison period.

Fiscal 2022 Third Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through June 21, 2022.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate more than 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

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Cracker Barrel Reports Third Quarter Fiscal 2022 Results

June 7, 2022

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q3 FY 2022 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of COVID-19 on our business, financial condition and results of operations and of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: risks and uncertainties associated with the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our level of indebtedness, or constraints on our expenditures, ability to service our debt obligations or make cash distributions to our shareholders or cash management generally; general or regional economic weakness, business and societal conditions, and weather on sales and customer travel; discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers' compensation, group health and utility price changes; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of our food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness, including under our credit facility and our convertible senior notes, and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of dilution of our existing stockholders’ ownership interest that may ensue from any conversions of our convertible senior notes or the related warrants issued in connection with our convertible note hedging transactions; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or our ability to manage the impact of social media associated with these activities; economic or psychological effects of natural disasters or unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; disruptions to our restaurant or retail supply chain, including as a result of COVID-19; changes in foreign exchange rates affecting our future retail inventory purchases; the impact of activist shareholders; our reliance on limited distribution facilities and certain significant vendors; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Third Quarter Fiscal 2022 Results

June 7, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.
CONDENSED CONSOLIDATED INCOME STATEMENT
(Unaudited)
(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
			Percentage			Percentage
	4/29/22	4/30/21	Change	4/29/22	4/30/21	Change
Total revenue	$790,196	$713,416	11%	$2,437,386	$2,037,039	20%
Cost of goods sold, (exclusive of depreciation and rent)	250,048	205,379	22	776,460	629,507	23
Labor and other related expenses	283,664	250,368	13	854,647	714,418	20
Other store operating expenses	185,870	167,823	11	561,715	495,968	13
General and administrative expenses	40,160	37,356	8	124,533	110,877	12
Gain on sale and leaseback transactions	0	0		0	(217,722)	100
Operating income	30,454	52,490	(42)	120,031	303,991	(61)
Interest expense	2,171	9,614	(77)	7,000	31,144	(78)
Income before income taxes	28,283	42,876	(34)	113,031	272,847	(59)
Provision for income taxes	767	9,406	(92)	14,515	54,697	(73)
Net income	$27,516	$33,470	(18)	$98,516	$218,150	(55)

Earnings per share – Basic:	$1.19	$1.41	(16)	$4.22	$9.20	(54)
Earnings per share – Diluted:	$1.19	$1.41	(16)	$4.21	$9.17	(54)

Weighted average shares:
Basic	23,089,521	23,725,185	(3)	23,330,093	23,718,777	(2)
Diluted	23,170,900	23,807,410	(3)	23,409,118	23,788,005	(2)

Ratio Analysis
Total revenue:
Restaurant	80.0%	79.8%		78.1%	78.8%
Retail	20.0	20.2		21.9	21.2
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, (exclusive of depreciation and rent)	31.6	28.8		31.9	30.9
Labor and other related expenses	35.9	35.1		35.1	35.1
Other store operating expenses	23.6	23.5		23.0	24.3
General and administrative expenses	5.0	5.2		5.1	5.5
Gain on sale and leaseback transactions	0.0	0.0		0.0	(10.7)
Operating income	3.9	7.4		4.9	14.9
Interest expense	0.3	1.4		0.3	1.5
Income before income taxes	3.6	6.0		4.6	13.4
Provision for income taxes	0.1	1.3		0.6	2.7
Net income	3.5%	4.7%		4.0%	10.7%

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Cracker Barrel Reports Third Quarter Fiscal 2022 Results

June 7, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	4/29/22	4/30/21
Assets
Cash and cash equivalents	$24,773	$384,587
Accounts receivable	31,238	27,070
Inventories	192,360	132,382
Prepaid expenses and other current assets	45,725	49,826
Property and equipment, net	958,928	983,192
Operating lease right-of-use assets, net	946,813	984,317
Intangible Assets	21,229	21,391
Other assets	53,378	55,469
Goodwill	4,690	4,690
Total assets	$2,279,134	$2,642,924
Liabilities and Shareholders’ Equity
Accounts payable	$125,436	$113,665
Other current liabilities	340,169	335,285
Long-term debt	372,894	575,349
Long-term operating lease liabilities	731,300	753,792
Other long-term obligations	66,330	116,219
Deferred income taxes	78,776	100,501
Shareholders’ equity, net	564,229	648,113
Total liabilities and shareholders’ equity	$2,279,134	$2,642,924

Common shares issued and outstanding	22,912,320	23,726,372

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Cracker Barrel Reports Third Quarter Fiscal 2022 Results

June 7, 2022

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED CASH FLOW STATEMENT (Unaudited and in thousands)

	Nine Months Ended
	4/29/22	4/30/21
Cash flows from operating activities:
Net income	$98,516	$218,150
Depreciation and amortization	77,288	80,932
Amortization of debt issuance costs	1,326	0
Loss on disposition of property and equipment	4,140	2,669
Gain on sale and leaseback transactions	0	(217,722)
Share-based compensation	6,418	7,188
Noncash lease expense	43,646	41,601
Amortization of asset recognized from gain on sale and leaseback transaction	9,551	9,551
(Increase) decrease in inventories	(54,040)	6,709
Increase (decrease) in accounts payable	(9,740)	10,161
Net changes in other assets and liabilities	(70,749)	53,298
Net cash provided by operating activities	106,356	212,537
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(58,807)	(44,115)
Proceeds from sale of property and equipment	44	149,910
Acquisition of business, net of cash acquired	(1,500)	(1,500)
Net cash (used in) provided by investing activities	(60,263)	104,295
Cash flows from financing activities:
Net (payments) proceeds under long-term debt	(5,049)	(335,049)
Taxes withheld from issuance of share-based compensation awards	(2,546)	(2,127)
Purchases and retirement of common stock	(73,417)	0
Deferred financing costs	0	(420)
Dividends on common stock	(84,901)	(31,645)
Net cash used in financing activities	(165,913)	(369,241)

Net decrease in cash and cash equivalents	(119,820)	(52,409)
Cash and cash equivalents, beginning of period	144,593	436,996
Cash and cash equivalents, end of period	$24,773	$384,587

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Cracker Barrel Reports Third Quarter Fiscal 2022 Results

June 7, 2022

CRACKER BARREL OLD COUNTRY STORE, INC. Supplemental Information (Unaudited)

	Third Quarter Ended
	4/29/22	4/30/21
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	0	1
Maple Street Biscuit Company	3	1
Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	664	664
Maple Street Biscuit Company	41	37

	Third Quarter Ended		Nine Months Ended
	4/29/22	4/30/21	4/29/22	4/30/21
Total revenue*: (In thousands)
Restaurant	$620,052	$559,391	$1,868,872	$1,578,896
Retail	157,858	143,967	533,282	431,113
Total revenue	$777,910	$703,358	$2,402,154	$2,010,009

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$172,745	$136,280	$507,472	$405,591
Retail	74,029	66,862	260,284	217,908
Total cost of goods sold	$246,774	$203,142	$767,756	$623,499

Average unit volume*: (In thousands)
Restaurant	$933.8	$842.5	$2,814.6	$2,380.1
Retail	237.8	216.8	803.1	649.9
Total	$1,171.6	$1,059.3	$3,617.7	$3,030.0
Operating weeks*:	8,632	8,632	25,896	25,871

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

	Q3 2022 vs. Q3 2021	9 mo. 2022 vs. 9 mo. 2021
Comparable Cracker Barrel store sales period to period increase:
Restaurant	10.9%	18.4%
Retail	9.7%	23.9%
Total	10.7%	19.6%

Number of Cracker Barrel locations in comparable store base	662	659

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Cracker Barrel Reports Third Quarter Fiscal 2022 Results

June 7, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results

(Unaudited)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its third quarter fiscal 2021 and fiscal 2022 adjusted operating income and earnings per share. In regards to fiscal 2022 and fiscal 2021, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Third Quarter Ended April 29, 2022			Third Quarter Ended April 30, 2021
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1) (2)			(1) (2)
Total Revenue	$790,196	-	$790,196	$713,416	-	$713,416
Store operating expense	719,582	(3,183)	716,399	623,570	(3,183)	620,387
General and administrative expense	40,160	-	40,160	37,356	-	37,356
Operating income	30,454	3,183	33,637	52,490	3,183	55,673
Interest expense	2,171	-	2,171	9,614	-	9,614
Income before income taxes	28,283	3,183	31,466	42,876	3,183	46,059
Provision for income taxes	767	748	1,515	9,406	748	10,154
Net income	$27,516	$2,435	$29,951	$33,470	$2,435	$35,905
Earnings per share – basic	$1.19	$0.11	$1.30	$1.41	$0.10	$1.51
Earnings per share – diluted	$1.19	$0.10	$1.29	$1.41	$0.10	$1.51

(1) Adjusted for the non-cash amortization of asset recognized from the gain on sale and leaseback transactions

(2) Adjusted for the tax impacts of (1) above

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results (Unaudited and in thousands)

EBITDA

In the accompanying press release, the Company makes reference to its third quarter fiscal 2021 and 2022 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. The Company believes that presentation of EBITDA provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of its operating performance. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

	Third Quarter Ended April 29, 2022	Third Quarter Ended April 30, 2021
Net Income	$27,516	$33,470
(+) Depreciation & Amortization	25,926	27,162
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,183	3,183
(+) Interest Expense	2,171	9,614
(+) Tax Expense	767	9,406
EBITDA	$59,563	$82,835

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Cracker Barrel Reports Third Quarter Fiscal 2022 Results

June 7, 2022

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis Operating Income Margin outlook to non-GAAP Operating Income Margin outlook (Unaudited)

In the accompanying press release, the Company provides its current outlook for adjusted operating income margin, a non-GAAP financial measure, for the fourth quarter of fiscal 2022.  The Company’s adjusted operating income margin outlook excludes the expected non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions.  The Company believes presenting its current outlook for adjusted operating income margin that excludes these items provides investors with an enhanced understanding of the Company's expected margin performance and enhances comparability with the Company’s historical results. This information is not intended to be considered in isolation or as a substitute for operating income margin outlook reported in accordance with GAAP.

Reconciliation of Fiscal 2022 Fourth Quarter Reported to Adjusted Operating Income Margin Outlook	% of Total Revenue
Reported Operating Income Margin Outlook	3.6% - 4.1%
Non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	0.4%
Adjusted Operating Income Margin Outlook	4.0% - 4.5%

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